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                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 333-15635, 033-61383, and 033-53311) and on Forms S-8 (File Nos. 33-57946 and 33-59077), of our report dated September 9, 1998, except for Note Q for which date is September 28, 1998, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust and Subsidiaries, as of July 31, 1998 and 1997 and for the years ended July 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


                                                      PRICEWATERHOUSECOOPERS LLP


New York, New York
October 28, 1998